Exhibit 99.1
FOR FURTHER INFORMATION:

AT TOWER FINANCIAL CORPORATION:

FOR INVESTORS:	FOR MEDIA:
Michael D. Cahill	Trois Hart
Chief Financial Officer	Vice President, Marketing
260-427-7013	260-427-7053
mike.cahill@towerbank.net	trois.hart@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS

FORT WAYNE, INDIANA - JULY 14, 2006 -- Tower Financial Corporation (NASDAQ: TOFC) today announced second quarter 2006 net income of $912,000, an increase of 8.4 percent from the $841,600 reported for the second quarter of 2005. Diluted earnings per share were $0.22, up 4.8 percent from second quarter 2005 earnings of $0.21 per share. For the first six months of 2006, net income was $1.9 million compared with $1.6 million for the prior-year six months, an increase of 21.5 percent. Diluted earnings per share increased 18.0 percent, from $0.39 for the first six months of 2005 compared with $0.46 for the current six-month period.

Performance reflects a continuation of strong loan and deposit growth, moderated by a higher level of expenses to support corporate expansion and infrastructure development. Second quarter highlights include:

•
Loan growth of $76.8 million, or 17.9 percent over the past twelve months, to $506.1 million; year-to-date, loan growth was $55.7 million, or 12.4 percent, balanced between fixed rate and variable-yields.

•
Deposit growth of $80.6 million or 18.1 percent since second quarter 2005, to $510.2 million; year-to-date, deposits increased $49.3 million, or 10.7 percent. Approximately $28 million was the result of a new business sweep product that moved outsourced deposits in-house.

•
A one-time pre-tax cost of $150,000 associated with the formation of two investment subsidiaries, wholly-owned by Tower Bank, that will provide the company with an alternative investment vehicle for raising capital, and also provide certain state income tax benefits going forward. Beginning July 1, 2006, the effective tax rate for the company will be reduced by approximately 5%.

•	Expansion into new markets with the hiring of two senior business development officers to open and manage loan production offices in Warsaw and Indianapolis.

•	The opening of a sixth full-service financial center in southwest Fort Wayne. In addition, the Angola loan production office will become a seventh full-service financial center in August of this year.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "This has been an extremely productive quarter for us. We continue to launch new products, expand our network of financial centers locally as well as into new geographic markets, and position the organization for growth and greater efficiencies going forward. While the current quarter reflects a higher level of investment as a result of these initiatives, we are excited by the growing profit potential we see from virtually every market and business line.”

Total revenue, consisting of net interest income and non-interest income, was $6.1 million for the second quarter of 2006, an increase of 14.3 percent over the $5.3 million reported for the prior-year quarter. Net interest income grew 15.4 percent to $5.0 million, reflecting a 20.4 percent increase in average earning assets, partially offset by a 15 basis point decline in the net interest margin to 3.60 percent. For the first six months of 2006, total revenue was $12.2 million, up 19.4 percent from the prior-year six-month period. Year-to-date, net interest income was $9.7 million, an increase of 16.8 percent above the comparable 2005 period; average earning assets grew 17.7 percent, while the net interest margin was virtually unchanged from the 3.69 percent reported for the first six months of 2005.” Mr. Schenkel noted that the company has taken a conservative approach to the interest rate uncertainties; Tower’s formerly asset-sensitive balance sheet is now essentially neutral, and it will remain so until the Federal Reserve changes its present policy. “While there was an opportunity cost this quarter,” Mr. Schenkel continued, “we believe that future rate changes will have a minimal impact on Tower.”

Fee income moderated from an extremely robust first quarter. Non-interest income for the second quarter of 2006 was $1.1 million, up 9.5 percent from the $1.0 million reported in the second quarter of 2005, but $295,000 below the first quarter of this year. Trust and brokerage fees contributed $603,500, up $65,100 or 12.1 percent, from the year-ago quarter and $187,000 lower than the previous quarter where the comparison is skewed by the approximately $200,000 in large estate fees received in the first quarter. According to Mr. Schenkel, “Trust services continue to expand, although asset growth and fee income have moderated as a result of lackluster stock market performance.” Tower Private Advisors currently manages $505.5 million in combined trust and brokerage assets compared with $434.9 million in combined assets a year ago, an increase of 16.2 percent.

Non-interest expense for the second quarter of 2006 was $4.3 million, a 25.6 percent increase over the $3.5 million reported for the prior-year second quarter, most of which was growth related. “We made exceptional progress on several fronts: hiring high quality bankers to lead our company into Indianapolis and Warsaw, and the staffing of the new Fort Wayne financial center, both of which contributed to the $501,000 or 24.3 percent increase in salaries and benefit expense; as well as the formation of two new investment subsidiaries that will reduce our effective tax rate. We believe the one-time $150,000 increase in professional fees related to subsidiaries’ formation will be recaptured before year-end, and Tower should experience the benefits of enhanced profitability into future years.” The efficiency ratio for the second quarter of 2006 was 71.62 percent compared with 65.22 percent for the prior-year second quarter, and 66.52 percent for the previous quarter.

Asset quality remains strong. Net charge-offs were $364,000 this quarter, or 0.30 percent of average loans on an annualized basis, somewhat higher than previous quarter charge-offs of $158,000 or 0.14 percent of average loans, but comparable to the year-ago quarter, with $334,000 in net charge-offs, equivalent to 0.32 percent of average loans. Non-performing assets plus delinquencies were $4.9 million, or 0.80 percent of total assets at June 30, 2006, up from $3.7 million last quarter, and $3.3 million for the year-ago quarter. Mr. Schenkel noted that approximately $1.0 million of the non-performing loans is backed by strong guarantees. Tower's allowance for loan losses was 1.22 percent of total loans at June 30, 2006.

Assets reached $609.8 million at June 30, 2006, a $102.3 million or 20.2 percent increase over the $507.5 million reported twelve months ago. Loans outstanding grew by $76.8 million, or 17.9 percent, reaching $506.1 million at period-end; other earning assets increased by $18.1 million, or 36.2 percent. Mr. Schenkel noted that the transition to a neutral balance sheet is virtually complete. Commercial loans (CRE plus C&I), the majority of which are variable-rate, now account for 75.9 percent of Tower's loan portfolio, while fixed-rate residential mortgages account for 14.1 percent; this compares with 78.7 percent and 11.2 percent, respectively, at year-end 2005. Deposits grew 10.2 percent over the twelve month period, to $510.2 million. Core deposits (excluding wholesale CDs) now comprise 57.3 percent of total deposits, boosted by the introduction of an internally-developed sweep account; this enabled Tower to retain approximately $27.9 million of money market accounts on its books that had formerly been outsourced overnight to a third-party vendor.

Shareholders' equity was $48.3 million at June 30, 2006, an increase of 5.7 percent from the $45.7 million reported twelve months ago. Tower continues to meet the requirements for "well-capitalized" banks; the total risk-based capital ratio was 12.62 percent. Period-end shares outstanding were 4,019,310. Mr. Schenkel concluded, “We are on track for another successful year as we expand into new markets and provide a greater variety of high-quality services. As we grow, we are committed to maintain a community banking model, serving the diverse financial needs of our businesses and consumers with greater convenience and a higher level of expertise and service. Basically, that is the key to our success.”

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company for two subsidiaries: Tower Bank & Trust Company, a growing community bank that opened in February 1999; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Investors. Tower Bank provides a wide variety of financial services to businesses and consumers located in Northeast Indiana through its six full-service financial centers in Fort Wayne and business development offices in Angola, Indianapolis and Warsaw, Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol "TOFC." For further information, please visit Tower's web site at www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

# # # #

Tower Financial Corporation
Consolidated Balance Sheets
At June 30, 2006, December 31, 2005, and June 30, 2005
	(unaudited)		(unaudited)
	June 30	December 31	June 30
	2006	2005	2005
ASSETS
Cash and due from banks	$17,128,235	$14,326,710	$16,103,495
Short-term investments and interest-earning deposits	570,783	16,393,439	7,288,779
Federal funds sold	7,607,458	7,188,188	8,070,223
Total cash and cash equivalents	25,306,476	37,908,337	31,462,497

Securities available for sale, at fair value	56,376,624	50,642,276	31,130,188
FHLBI and FRB stock	3,421,300	3,421,300	3,421,300

Loans	506,077,120	450,390,935	429,330,502
Allowance for loan losses	(6,173,559)	(5,645,301)	(5,927,453)
Net loans	499,903,561	444,745,634	423,403,049

Premises and equipment, net	5,805,145	4,638,436	2,805,166
Accrued interest receivable	3,096,079	2,802,189	2,258,330
Bank Owned Life Insurance	10,654,906	10,462,402	10,262,237
Other assets	5,217,017	3,200,086	2,775,905

Total assets	$609,781,108	$557,820,660	$507,518,672

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$69,668,932	$66,742,748	$64,514,586
Interest-bearing	440,565,925	394,208,113	365,163,112
Total deposits	510,234,857	460,950,861	429,677,698

Short-term borrowings	-	-	-
Federal Home Loan Bank advances	36,200,000	34,700,000	26,200,000
Junior subordinated debt	11,856,000	11,856,000	3,608,000
Accrued interest payable	1,251,100	954,075	665,315
Other liabilities	1,920,190	2,091,670	1,655,753
Total liabilities	561,462,147	510,552,606	461,806,766

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; issued and outstanding - 4,019,310 shares at June 30, 2006 and , 4,007,936 shares at December 31, 2005, and 4,007,686 shares at June 30, 2005	38,210,903	38,006,929	38,003,894
Retained earnings	11,062,884	9,478,812	7,608,579
Accumulated other comprehensive income (loss) , net of tax of $(537,090) at June 30, 2006 and $(122,449) at December 31, 2005, and $55,931 at June 30, 2005	(954,826)	(217,687)	99,433
Total stockholders' equity	48,318,961	47,268,054	45,711,906

Total liabilities and stockholders' equity	$609,781,108	$557,820,660	$507,518,672

Tower Financial Corporation
Consolidated Statements of Operations
For the three and six months ended June 30, 2006 and 2005
(unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Interest income:
Loans, including fees	$9,076,121	$6,372,476	$17,221,565	$12,133,057
Securities - taxable	524,597	231,258	1,015,161	478,548
Securities - tax exempt	169,863	134,632	317,255	269,361
Other interest income	162,912	122,003	307,915	203,787
Total interest income	9,933,493	6,860,369	18,861,896	13,084,753
Interest expense:
Deposits	4,389,514	2,293,840	7,983,268	4,157,443
Short-term borrowings		-		289
FHLB advances	369,069	181,405	721,249	428,105
Trust preferred securities	209,230	81,180	418,461	162,360
Total interest expense	4,967,813	2,556,425	9,122,978	4,748,197

Net interest income	4,965,680	4,303,944	9,738,918	8,336,556
Provision for loan losses	475,000	536,000	1,050,000	1,117,000

Net interest income after provision for loan losses	4,490,680	3,767,944	8,688,918	7,219,556

Noninterest income:
Trust and brokerage fees	603,542	538,442	1,394,498	1,038,583
Service charges	141,182	169,285	319,864	317,437
Loan broker fees	4,409	48,602	35,028	110,795
Other fees	346,630	244,513	737,674	440,950
Total noninterest income	1,095,763	1,000,842	2,487,064	1,907,765

Noninterest expense:
Salaries and benefits	2,564,673	2,063,704	5,067,656	3,988,543
Occupancy and equipment	511,668	461,541	991,845	897,257
Marketing	124,290	153,211	296,636	309,743
Data processing	177,644	101,602	323,611	223,920
Loan and professional costs	328,998	217,743	549,784	394,149
Office supplies and postage	122,457	70,843	229,096	141,043
Courier service	86,939	83,464	179,645	162,696
Business Development	138,511	101,060	243,455	196,741
Other expense	288,294	206,885	561,632	391,755
Total noninterest expense	4,343,474	3,460,053	8,443,360	6,705,847

Income before income taxes	1,242,969	1,308,733	2,732,622	2,421,474
Income taxes expense	330,990	467,160	827,690	853,050

Net income	$911,979	$841,573	$1,904,932	$1,568,424

Basic earnings per common share	$0.23	$0.21	$0.47	$0.39
Diluted earnings per common share	$0.22	$0.21	$0.46	$0.39
Average common shares outstanding	4,017,254	4,005,824	4,012,652	4,004,497
Average common shares and dilutive potential common shares outstanding	4,128,151	4,073,011	4,115,682	4,071,104

Tower Financial Corporation
Consolidated Financial Highlights
Second Quarter 2006
(unaudited)
	Quarterly					Year-To-Date
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
($ in thousands except for share data)	2006	2006	2005	2005	2005	2006	2005

EARNINGS
Net interest income	$4,966	4,773	4,774	4,453	4,304	9,739	8,337
Provision for loan loss	$475	575	675	600	536	1,050	1,117
NonInterest income	$1,096	1,391	1,129	1,147	1,001	2,487	1,908
NonInterest expense	$4,343	4,100	3,797	3,578	3,460	8,443	6,706
Net income	$912	993	938	933	842	1,905	1,569
Basic earnings per share	$0.23	0.25	0.23	0.23	0.21	0.47	0.39
Diluted earnings per share	$0.22	0.24	0.23	0.23	0.21	0.46	0.39
Average shares outstanding	4,017,254	4,008,000	4,007,936	4,007,697	4,005,824	4,012,652	4,004,497
Average diluted shares outstanding	4,128,151	4,105,496	4,037,920	4,093,426	4,073,011	4,115,682	4,071,104

PERFORMANCE RATIOS
Return on average assets *	0.61%	0.72%	0.70%	0.71%	0.69%	0.67%	0.66%
Return on average common equity *	7.58%	8.42%	7.92%	8.02%	7.48%	8.00%	7.05%
Net interest margin (fully-tax equivalent) *	3.60%	3.74%	3.79%	3.64%	3.75%	3.67%	3.69%
Efficiency ratio	71.64%	66.52%	64.32%	63.89%	65.22%	69.06%	65.46%
Full-time equivalent employees	167.50	155.50	150.50	147.00	138.50	167.50	138.50

CAPITAL
Equity to assets	7.92%	8.37%	8.47%	8.58%	9.01%	7.92%	9.01%
Regulatory leverage ratio	10.24%	10.76%	11.08%	9.67%	10.12%	10.24%	10.12%
Tier 1 capital ratio	11.52%	11.88%	12.16%	10.44%	10.69%	11.52%	10.69%
Total risk-based capital ratio	12.62%	13.00%	13.24%	11.62%	11.90%	12.62%	11.90%
Book value per share	$12.02	11.96	11.79	11.61	11.41	12.02	11.41
Cash dividend per share	$0.04	0.04	n/a	n/a	n/a	0.08	n/a

ASSET QUALITY
Net charge-offs	$364	158	860	697	334	522	798
Net charge-offs to average loans *	0.30%	0.14%	0.77%	0.63%	0.32%	0.22%	0.39%
Allowance for loan losses	$6,174	6,062	5,645	5,830	5,927	6,174	5,927
Allowance for loan losses to total loans	1.22%	1.28%	1.25%	1.31%	1.38%	1.22%	1.38%
Nonperforming loans	$3,118	1,833	1,688	1,961	2,175	3,118	2,175
Other real estate owned (OREO)	$430	509	244	-	400	430	400
Nonperforming assets (NPA)	$3,548	2,342	1,932	1,961	2,575	3,548	2,575
90+ Day delinquencies	$1,304	1,380	864	1,136	765	1,304	765
NPAs plus 90 Days delinquent	$4,852	3,722	2,796	3,097	3,340	4,852	3,340
NPAs to Total assets	0.58%	0.41%	0.35%	0.36%	0.51%	0.58%	0.51%
NPAs+90 to Total assets	0.80%	0.65%	0.50%	0.57%	0.66%	0.80%	0.66%
NPAs to Loans + OREO	0.70%	0.49%	0.43%	0.44%	0.60%	0.70%	0.60%

END OF PERIOD BALANCES
Total assets	$609,781	572,632	557,821	542,632	507,519	609,781	507,519
Total earning assets	$574,053	539,187	528,036	513,036	479,241	574,053	479,241
Total loans	$506,077	473,998	450,391	443,365	429,331	506,077	429,331
Total deposits	$510,235	472,178	460,951	467,538	429,678	510,235	429,678
Stockholders' equity	$48,319	47,951	47,268	46,537	45,712	48,319	45,712

AVERAGE BALANCES
Total assets	$596,293	556,479	534,172	518,540	487,429	576,386	482,584
Total earning assets	$563,858	526,423	507,361	492,937	468,357	545,139	463,239
Total loans	$491,533	458,642	441,719	437,426	418,564	475,086	411,679
Total deposits	$501,012	459,803	455,988	440,969	410,019	480,407	401,185
Stockholders' equity	$48,232	47,846	46,997	46,182	45,131	48,039	44,862

* annualized for quarterly data